EXHIBIT 12


                           THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                 (Dollars in millions)

                                          Three Months Ended  Nine Months Ended
                                             September 30,      September 30,
                                          ------------------ ------------------
                                            2006      2005     2006      2005
                                          --------  -------- --------  --------
EARNINGS
--------
Income from Continuing Operations
  Before Income Taxes                     $    422  $    490 $  1,548  $  1,478
Fixed Charges, Excluding Interest
  on Deposits                                  228       145      643       375
                                          --------  -------- --------  --------

Income from Continuing Operations
  Before Income Taxes and Fixed
  Charges, Excluding Interest on Deposits      650       635    2,191     1,853
Interest on Deposits                           391       217    1,037       569
                                          --------  -------- --------  --------

Income from Continuing Operations
  Before Income Taxes and Fixed Charges,
  Including Interest on Deposits          $  1,041  $    852 $  3,228  $  2,422
                                          ========  ======== ========  ========

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                             $    218  $    130 $    598  $    331
One-Third Net Rental Expense (1)                10        15       45        44
                                          --------  -------- --------  --------
Total Fixed Charges, Excluding Interest
  on Deposits                                  228       145      643       375
Interest on Deposits                           391       217    1,037       569
                                          --------  -------- --------  --------
Total Fixed Charges, Including Interest
  on Deposits                             $    619  $    362 $  1,680  $    944
                                          ========  ======== ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                2.85      4.38     3.41      4.94
Including Interest on Deposits                1.68      2.35     1.92      2.57

(1) The proportion deemed representative of the interest factor.